EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces 2010 Results
     CLEVELAND, OHIO, March 7, 2011 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its fourth quarter and year ended December 31, 2010.
FOURTH QUARTER RESULTS
     Net sales were $220.5 million for fourth quarter 2010, an increase of 17% from net sales of $187.8 million for fourth quarter 2009. Net income for the fourth quarter of 2010 was $3.5 million, or $.30 per share dilutive compared to net income of $.2 million, or $.02 per share dilutive, for fourth quarter 2009. Included in the 2009 results were a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of $1.2 million and impairment and restructuring charges of $7.0 million.
FULL YEAR RESULTS
     Net sales were $813.5 million for 2010, an increase of 16% from net sales of $701.0 million for the same period of 2009. Net income was $15.2 million, or $1.29 per share dilutive, versus net loss of $5.2 million, or $(.47) per share dilutive, in the same period of 2009. Included in the 2010 results were gains of $2.2 million representing the excess of the aggregate fair value of purchased net assets over the purchase price for the ACS business unit acquisition and a $3.5 million asset impairment charge related to the write down of an investment. Included in the 2009 results were a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of $6.3 million and a charge to reserve for an account receivable from a customer in bankruptcy of $4.2 million and impairment and restructuring charges of $7.0 million.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “Our success in 2010 indicates we have the company well prepared for the future. All three of our operating segments have increased their competitive edge, and we look forward to a bright future.”
     A conference call reviewing ParkOhio’s fourth quarter results will be broadcast live over the Internet on Tuesday, March 8, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply management services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 31 manufacturing sites and 49 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
- more -

     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
#####

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$220,532	$187,795	$813,522	$701,047
Cost of products sold	184,051	159,798	679,425	597,200

Gross profit	36,481	27,997	134,097	103,847
Selling, general and administrative expenses	26,300	21,249	91,755	87,786
Asset impairment charge	0	5,206	3,539	5,206

Operating income	10,181	1,542	38,803	10,855
Gain on purchase of 8.375% senior subordinated notes	0	(1,189)	0	(6,297)
Gain on acquisition of business	0	0	(2,210)	0
Interest expense	5,720	5,193	23,792	23,189

Income (loss) before income taxes	4,461	(2,462)	17,221	(6,037)
Income taxes	939	(2,667)	2,034	(828)

Net income (loss)	$3,522	$205	$15,187	$(5,209)

Amounts per common share:
Basic	$0.31	$0.02	$1.34	$(0.47)
Diluted	$0.30	$0.02	$1.29	$(0.47)

Common shares used in the computation:
Basic	11,408	11,080	11,314	10,968
Diluted	11,917	11,583	11,807	10,968

Other financial data:
EBITDA, as defined	$15,668	$21,325	$63,987	$57,067

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss)	$3,522	$205	$15,187	$(5,209)
Add back:
Income taxes	939	(2,667)	2,034	(828)
Deferred tax impact netted in acquisition gain	0	0	1,354	0
Customer relationship asset upon acquisition	0	0	(990)	0
Interest expense	5,720	5,193	23,792	23,189
Depreciation and amortization	5,023	4,761	17,122	18,776
Gain on the purchase of 8.375% senior subordinated notes	0	6,232	0	6,232
Asset impairment charge	0	7,003	3,539	7,003
Reserve for customer in bankruptcy	0	0	0	4,154
Miscellaneous	464	598	1,949	3,750

EBITDA, as defined	$15,668	$21,325	$63,987	$57,067

Note B—In 2009, the Company recorded a gain of $6.3 million on the purchase of $15.15 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of which $1.2 million was recorded in the fourth quarter.
Note C—In the fourth quarter of 2009, the Company recorded $7.0 million asset impairment charges associated with weakness in the railroad industry ($3.0 million in the Manufactured Products segment) along with a decision to attempt to sell two business units ($4.0 million in the Supply Technologies segment) inventory impairment charges of $1.8 million were included in Cost of Products Sold and $5.2 million were included in Restructuring and impairment charges.
Note D—In the first nine months of 2009 the Company recorded a charge of $4.2 million to reserve for an account receivable from a customer in bankruptcy.
Note E—In the third quarter of 2010 the Company recorded a bargain purchase gain of $2.2 million from the acquisition of certain assets and assumption of specific liabilities of Assembly Component Systems Inc. representing the excess of the aggregate fair value of purchased net assets over the purchase price and a $3.5 million asset impairment charge relating to the write down of an investment.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	December 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$35,311	$23,098
Accounts receivable, net	126,409	104,643
Inventories	192,542	182,116
Deferred tax assets	10,496	8,104
Unbilled contract revenue	12,751	19,411
Other current assets	12,800	12,700

Total Current Assets	390,309	350,072

Property, Plant and Equipment	253,077	245,240
Less accumulated depreciation	184,294	168,609

Total Property Plant and Equipment	68,783	76,631

Other Assets
Goodwill	9,100	4,155
Other	84,340	71,410

Total Other Assets	93,440	75,565

Total Assets	$552,532	$502,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$95,695	$75,083
Accrued expenses	59,487	39,150
Current portion of long-term debt	13,756	10,894
Current portion of other postretirement benefits	2,178	2,197

Total Current Liabilities	171,116	127,324

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	183,835	183,835
Revolving credit and term debt maturing on April 30,2014	113,300	134,600
Other long-term debt	5,322	4,668
Deferred tax liability	9,721	7,200
Other postretirement benefits and other long-term liabilities	22,863	21,831

Total Long-Term Liabilities	335,041	352,134

Shareholders’ Equity	46,375	22,810

Total Liabilities and Shareholders’ Equity	$552,532	$502,268

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
NET SALES

Supply Technologies	$106,861	$85,926	$402,169	$328,805
Aluminum Products	33,958	35,732	143,672	111,388
Manufactured Products	79,713	66,137	267,681	260,854

	$220,532	$187,795	$813,522	$701,047

INCOME (LOSS) BEFORE INCOME TAXES

Supply Technologies	$5,993	$816	$22,216	$8,531
Aluminum Products	434	1,638	6,582	(5,155)
Manufactured Products	7,952	2,974	28,739	26,472

	14,379	5,428	57,537	29,848
Corporate expenses	(4,199)	(3,887)	(15,195)	(13,787)
Gain on purchase of 8.375% senior subordinated notes	0	1,190	0	6,297
Gain on acquisition of business	0	0	2,210	0
Asset impairment charge	0	0	(3,539)	(5,206)
Interest Expense	(5,719)	(5,193)	(23,792)	(23,189)

	$4,461	$(2,462)	$17,221	$(6,037)